Exhibits

Exhibit 1: Definitive Stock Purchase Agreement dated as of October 19, 2007 by and among The Children's Internet, Inc., a Nevada corporation, Shadrack Films, Inc., a California corporation, The Children's Internet Holding Company, LLC, a Delaware limited liability company, and, solely for purposes of Section 7.1(k) thereof, Richard Lewis and Sholeh Hamedani. This exhibit is incorporated by reference to Exhibit 1 of Amendment No. 1 to the Schedule 13D filed jointly by The Children's Internet Holding Company, LLC and Richard Lewis on October 29, 2007.